Exhibit 99.1

Credit suisse Basic materials conference September 12, 2017 Owens-Illinois, inc.

Safe Harbor Comments 2 Non-GAAP Financial Measures The Company uses certain non-GAAP financial measures, which are measures of its historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. Management believes that its presentation and use of certain non-GAAP financial measures, including adjusted earnings, adjusted earnings per share, segment operating profit, segment operating profit margin and adjusted free cash flow, provide relevant and useful supplemental financial information, which is widely used by analysts and investors, as well as by management in assessing both consolidated and business unit performance. These non-GAAP measures are reconciled to the most directly comparable GAAP measures and should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. Adjusted earnings relates to net earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations because such items are not reflective of the Company’s principal business activity, which is glass container production. Adjusted earnings are divided by weighted average shares outstanding (diluted) to derive adjusted earnings per share. Segment operating profit relates to earnings from continuing operations before interest expense (net), provision for income taxes and is also exclusive of items management considers not representative of ongoing operations. Segment operating profit margin is segment operating profit divided by segment net sales. Management uses adjusted earnings, adjusted earnings per share, segment operating profit and segment operating profit margin to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations. Adjusted earnings, adjusted earnings per share, segment operating profit and segment operating profit margin may be useful to investors in evaluating the underlying operating performance of the Company’s business as these measures eliminate items that are not reflective of its principal business activity. Further, adjusted free cash flow relates to cash provided by continuing operating activities less additions to property, plant and equipment plus asbestos-related payments. Management uses adjusted free cash flow to evaluate its period-over-period cash generation performance because it believes this provides a useful supplemental measure related to its principal business activity. Adjusted free cash flow may be useful to investors to assist in understanding the comparability of cash flows generated by the Company’s principle business activity. Since a significant majority of the Company’s asbestos-related claims are expected to be received in the next ten years, adjusted free cash flow may help investors to evaluate the long-term cash generation ability of the Company’s principal business activity as these asbestos-related payments decline. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures, since the Company has mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments.

Forward-Looking Statements This document contains "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the Company’s ability to realize expected growth opportunities, cost savings and synergies from the Vitro Acquisition, (2) foreign currency fluctuations relative to the U.S. dollar, (3) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (4) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (5) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (6) consumer preferences for alternative forms of packaging, (7) cost and availability of raw materials, labor, energy and transportation, (8) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (9) consolidation among competitors and customers, (10) the Company’s ability to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (11) unanticipated expenditures with respect to environmental, safety and health laws, (12) the Company’s ability to further develop its sales, marketing and product development capabilities, (13) the Company’s ability to prevent and detect cybersecurity threats against its information technology systems, (14) the Company’s ability to accurately estimate its total asbestos-related liability or to control the timing and occurrence of events relates to asbestos-related claims, (15) changes in U.S. trade policies, (16) the Company’s ability to achieve its strategic plan, and the other risk factors associated with the business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document. The Company routinely posts important information on its website – www.o-i.com/investors. Safe Harbor Comments - continued 3

Why Invest in O-I? 4 Investment Thesis Global leader in glass packaging Well positioned to modestly grow volume Secular trends support glass growth Select opportunities for smarter growth Develop new business Improve commercial and end-to-end supply chain performance Demonstrable Financial Impact Increase adjusted EPS1 Generate strong adjusted free cash flow2 Deleverage balance sheet 1 Adjusted EPS excludes items management does not consider representative of ongoing operations. 2 Adjusted free cash flow is defined as cash provided by continuing operating activities less additions to property, plant and equipment plus asbestos-related payments.

Advancing Our Transformational Journey Fixing Today’s Business and Investing for the Future 5

Unparalleled Global Reach with Leading Positions in Key Global Markets 6 #1 position in North America MATURE MARKETS #1 position in Australia and N. Zealand #1 position in Europe #1 position in Latin America EMERGING MARKETS Foothold in China Leading position within Southeast Asia 19 plants 17 plants 35 plants 8 plants Plant count as of Dec. 31, 2016

O-I: Strong Franchise in Growing Markets 7 Trusted by the world’s leading and emerging brands Source: Euromonitor Globally, O-I markets are growing Top 10 customers represent ~35% of global sales 1% 1% 3% 5% NA EU LA AP Food & Beverage Markets 2017 – 2019 CAGR

O-I Sales Volume Growing 8 2016: Global sales volumes increased 9% from prior year Year-on-year growth in all major end use categories 2017 forecast: Expecting ~1% organic volume growth

Favorable End Market Demand Trends Continue 9 NORTH AMERICA EUROPE Non-beer segments continue to grow Mainstream beer dynamics still challenging, yet continued strong performance in imports Supply/demand dynamics essentially unchanged Solid volume demand trends through the first half Constructive pricing environment for annual contracts LATIN AMERICA Record demand in Mexico Early signs of recovery in Brazil Broad-based, low-single digit demand growth ASIA PACIFIC Modest demand growth in AU and NZ Stronger growth trends in Southeast Asia

2017 Strategic Initiatives Drive Bottom Line Benefits 10 Total Systems Cost Expected to add $35M-$45M in operating profit in 2017 Delivered ~$18M in 1H17 Focus on lowering structural cost via end-to-end supply chain cost reduction Mastering enterprise-wide replication of best practices to improve: Quality, flexibility, efficiency Warehousing, logistics, sourcing Working capital Expected to be a $50M source of cash in 2017 Inventory reduction on track through 2Q17 Leveraging global supply chain team created in 2016 Improving supply chain visibility through advanced analytics and technology Deploying supply-demand planning fundamentals Commercial efforts Supporting market-plus volume growth in all regions New business development adds ~80 bps in net sales growth year-to-date Continue to master Key Account Management Integrated approach to improve customer experience Enhance product innovation Building and strengthening strategic, long-term partnerships Beginning stages of organizational simplification

No Change to Guidance Ranges

Maintaining 3Q17 adjusted EPS guidance range of $0.70 – $0.75[1]

- EU and LA performing modestly better-than-expected
- Incremental downward pressure in NA and AP, due to lower sales volumes and production downtime

2017 targets in line with (or better than) investor day targets

	2017 Targets	Comment
Adjusted EPS[2]	$2.55-$2.65	Higher than I-Day
Adjusted free cash flow[2]	~$365M	Consistent with I-Day
Debt reduction (FX neutral)	~$225M	Consistent with I-Day
Impact of strategic initiatives	$35M-$45M	Higher than I-Day
Organic volume growth	~ 1%	Consistent with I-Day
Segment operating profit margin expansion	~80 bps	Double initial I-Day target of 40 bps

[1] Expected 3Q17 adjusted EPS represents expected GAAP EPS because there are no items that management does not consider representative of ongoing operations that have been identified at this time.
[2] See reconciliation tables in the appendix of this presentation.

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Pension: Steady Despite Volatile Markets and Rates 12 O-I pension expense and contributions continue to be stable Reducing risk profile of pension liabilities De-risking efforts reducing our sensitivity to changes in discount rates Sustained non cash pension expense reduces EPS by ~ $0.401 1 Related to the “amortization of actuarial loss” component of pension expense, which is included in GAAP EPS and adjusted EPS. 2014-16 average 2014-16 average 2017 pension contributions and expense expected to be similar to three year average PENSION ACCOUNTING IMPACTS ANNUAL ADJ. EPS $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 2016 Adj EPS Adj EPS, excl. "amortization of actuarial loss" 0 10 20 30 40 2014 2015 2016 2017f $ Millions PENSION CONTRIBUTIONS 0 10 20 30 40 50 2014 2015 2016 2017f $ Millions PENSION EXPENSE

Continued Favorable Trends in Asbestos 13 1 year ASBESTOS PAYMENTS TOTAL EXPECTED ASBESTOS-RELATED LIABILITY1 1 The Company’s ultimate asbestos-related liability cannot be estimated with certainty. As part of its future comprehensive annual reviews, the Company will estimate its total asbestos-related liability and such reviews may result in adjustments to the liability accrued at the time of the review. The 2017 forecasted asbestos-related liability is calculated as the Dec. 31, 2016 asbestos-related liability less the forecasted 2017 asbestos payments and does not include an adjustment for asbestos-related costs at this time. Annual comprehensive legal review yielded no change to liability in 2016 Expecting $10-15M reduction in asbestos payments in 2017 vs prior year Payments in 2016 were 40% lower than 2008 Average age of claimant is >80 years old and continues to increase each year

14 Appendix

Reconciliation to Expected Adjusted Earnings – FY17 Fcst 15

Reconciliation to Adjusted Free Cash Flow 16 Note: Management defines adjusted free cash flow as cash provided by continuing operating activities less additions to property, plant and equipment plus asbestos-related payments (all components as determined in accordance with GAAP). $ Millions Unaudited 2017 Fcst Cash provided by continuing operating activities ~ 750 $ Deduct: Additions to property, plant and equipment ~ (500) Add: Asbestos-related payments ~ 115 Adjusted free cash flow (non-GAAP) ~ 365 $ Cash utilized in investing activities (a) Cash provided by (utilized in) financing activities (a) (a) Forecasted amounts are not yet determinable at this time.

Impact from Currency Rates 17 Approximate annual translation impact on EPS from 10% FX change Euro $0.08 Mexican peso $0.04 Brazilian real $0.03 Colombian peso $0.01 AU & NZ dollar $0.04